    As filed with the Securities and Exchange Commission on December 20, 2000


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ANDREW CORPORATION
             (Exact name of registrant as specified in its charter)

              Delaware                                       36-2092797
    (State or other jurisdiction                          (I.R.S. Employer
  of incorporation or organization)                      Identification No.)

                             10500 West 153rd Street
                           Orland Park, Illinois 60462
                            Telephone: (708) 349-3300
     (Address, including zip code, telephone number, including area code, of registrant's principal executive offices)

                THE ANDREW CORPORATION MANAGEMENT INCENTIVE PLAN
                            (Full title of the plan)

                               Gregory F. Maruszak
                    Vice President Administration and Finance
                           and Chief Financial Officer
                               Andrew Corporation
                             10500 West 153rd Street
                           Orland Park, Illinois 60462
                            Telephone: (708) 349-3300
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                             Dewey B. Crawford, Esq.
                            Gardner, Carton & Douglas
                       321 North Clark Street, Suite 3400
                             Chicago, Illinois 60610

                         CALCULATION OF REGISTRATION FEE

                                                                  Proposed Maximum       Proposed Maximum       Amount of
           Title of Securities                Amount to be       Offering Price Per      Aggregate Offering    Registration
             to be Registered                  Registered              Share                   Price               Fee
             ----------------                 ------------      ------------------      ------------------    ------------
Common Stock, par value $0.01 per share(1)

     - Reserved and not subject to awards
       outstanding under the Plan              1,839,200(2)        $20.9375(3)             $38,508,250          $10,166

     - Issuable pursuant to awards
       outstanding under the Plan              2,160,800(2)        $ 23.262(4)             $50,264,530          $13,270

              Total                            4,000,000                                                        $23,436
                                               =========                                                        =======

(1) Includes associated common stock purchase rights ("Rights") to purchase one share of Common Stock for a price of $333.33, subject to adjustment. Rights initially are attached to and trade with the Common Stock. The value attributable to such Rights, if any, is reflected in the market value of the Common Stock.

(2) Together with an indeterminable number of additional securities in order to adjust the number of securities reserved for issuance pursuant to the plan as the result of a stock split, stock dividend or similar transaction affecting the Common Stock, pursuant to 17 C.F.R. ss. 230.416.

(3) Estimated in accordance with Rule 457(c) and (h)(1), the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based upon the average of the high and low prices reported on the Nasdaq National Market on December 15, 2000.

(4) Estimated in accordance with Rule 457(h)(1) solely for the purpose of calculating the registration fee on the basis of the weighted average exercise price per share.

                               ANDREW CORPORATION

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         There are hereby incorporated by reference in to this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant:

         1. The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1999;

         2. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1999, March 31, 2000 and June 30, 2000; and

         3. The description of Registrant's Common Stock contained in Exhibit 99(a) to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1997.

         In addition, each document filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof, and prior to the filing of a post-effective amendment that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4.           DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Dewey B. Crawford, who is a partner of Gardner, Carton & Douglas, which is delivering the opinion filed as Exhibit 5.1 to this Registration Statement, beneficially owned 35,500 shares of the Company's Common Stock as of December 1, 2000.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law ("DGCL") generally permits a Delaware corporation to indemnify officers, directors, employees or agents of the corporation if they are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. The Registrant's Certificate of Incorporation provides that the Registrant shall, subject to certain limitations, indemnify its directors and officers against expenses (including attorneys' fees, judgments, fines and certain settlements) actually and reasonably incurred by them in connection with any suit or proceeding to which they are a party so long as they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal action or proceeding, so long as they had no reasonable cause to believe their conduct to have been unlawful.

         Section 102 of the DGCL permits a Delaware corporation to include in its certificate of incorporation a provision eliminating or limiting a director's liability to a corporation or its stockholders for monetary damages for breaches of fiduciary duty. DGCL Section 102 provides, however, that liability for breaches of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct, or knowing violation of the law, and the unlawful purchase or redemption of stock or payment of unlawful dividends or the receipt of improper personal benefits cannot be eliminated or limited in this manner. The Registrant's Certificate of Incorporation includes a provision that eliminates, to the fullest extent permitted, director liability for monetary damages for breaches of fiduciary duty.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.           INDEX TO EXHIBITS.

         Exhibit Number      Description of Document
         --------------      -----------------------
                 4.1         Shareholder Rights Agreement dated November 14,
                             1996 between Andrew Corporation and Harris Trust
                             and Savings Bank, as Rights Agent, relating to
                             Rights to purchase Common Stock under certain
                             circumstances, incorporated herein by reference
                             from the Registrant's Registration Statement on
                             Form 8-A filed with the Commission on November 26,
                             1996

                 5.1 Opinion of Gardner, Carton & Douglas regarding legality of securities

                23.1         Consent of Independent Auditors

                23.2 Consent of Gardner, Carton & Douglas (included in exhibit 5.1)

                24.1         Powers of Attorney (included on signature page)

ITEM 9.           UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)  to include any prospectus  required by
                  section  10(a)(3) of the Securities Act of 1933;

                           (ii) to reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) to include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the

Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offering herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orland Park, State of Illinois, on this 20th day of December 2000.

                        ANDREW CORPORATION


                        By:      /s/  Guy M. Campbell
                             ------------------------------------------------
                                      Guy M. Campbell
                            PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Floyd L. English, Charles R. Nicholas or Gregory F. Maruszak, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement and any amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents required to be filed with respect therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents or his or their substitute or substitutes, may lawfully do or cause to be done.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of December 2000.

         /s/  Guy M. Campbell                               /s/  Gregory F. Maruszak
--------------------------------------------       ---------------------------------
Guy M. Campbell                                    Gregory F. Maruszak
PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR    VICE  PRESIDENT  ADMINISTRATION  AND  FINANCE  AND CHIEF
(PRINCIPAL EXECUTIVE OFFICER)                      FINANCIAL OFFICER
                                                   (PRINCIPAL FINANCIAL OFFICER)


         /s/  F. L. English                                 /s/  Charles R. Nicholas
-------------------------------------------------  ---------------------------------
F. L. English                                      Charles R. Nicholas
CHAIRMAN                                           VICE CHAIRMAN


         /s/  Mark A. Olson                                 /s/  John G. Bollinger
--------------------------------------------       -------------------------------
Mark A. Olson                                      John G. Bollinger
VICE PRESIDENT, CORPORATE CONTROLLER               DIRECTOR
(PRINCIPAL ACCOUNTING OFFICER)


         /s/  Thomas A. Donohoe                             /s/  Kenneth J. Douglas
--------------------------------------------       --------------------------------
Thomas A. Donohoe                                  Kenneth J. Douglas
DIRECTOR                                           DIRECTOR

         /s/  Elizabeth A. Fetter                           /s/  Jere D. Fluno
--------------------------------------------       ---------------------------
Elizabeth A. Fetter                                Jere D. Fluno
DIRECTOR                                           DIRECTOR


         /s/  William O. Hunt                               /s/  Glen O. Toney
--------------------------------------------       ---------------------------
William O. Hunt                                    Glen O. Toney, Ph.D.
DIRECTOR                                           DIRECTOR

                                INDEX TO EXHIBITS

Exhibit Number     Description of Document
--------------     -----------------------
    4.1            Shareholder Rights Agreement dated November 14, 1996 between Andrew
                   Corporation and Harris Trust and Savings Bank, as Rights Agent,
                   relating to Rights to purchase Common Stock under certain
                   circumstances (incorporated herein by reference from the Registrant's
                   Registration Statement on Form 8-A filed with the Commission on
                   November 26, 1996)

    5.1            Opinion of Gardner, Carton & Douglas regarding legality of securities

    23.1           Consent of Independent Public Auditors

    23.2           Consent of Gardner, Carton & Douglas (included in exhibit 5.1)

    24.1           Powers of Attorney (included on signature page)

                                      E-1